Exhibit 99.1

For more information, contact:

Investor Relations	Media Contact
Stan Kovler	Amy Aylward
919/595-4196	603/952-5138
Investor_relations@extremenetworks.com	pr@extremenetworks.com

Extreme Networks Reports Second Quarter Fiscal Year 2023 Financial Results

Delivers Consistent Double-Digit Growth and Raises FY23 Revenue Outlook

Morrisville, NC, January 25, 2023 -- Extreme Networks, Inc. (“Extreme”) (Nasdaq: EXTR) today released financial results for its second fiscal quarter ended December 31, 2022.

Fiscal Second Quarter Results:

•	Revenue $318.3 million, up 13% year-over-year, and up 7% quarter-over-quarter
•	SaaS ARR* $115 million, up 29% year-over-year, and up 6% quarter-over-quarter
•	GAAP diluted EPS $0.13, compared to $0.10 in Q2 last year and $0.09 last quarter
•	Non-GAAP diluted EPS $0.27, compared to $0.21 in Q2 last year and $0.20 last quarter
•	GAAP gross margin 57.1% compared to 56.5% in Q2 last year
•	Non-GAAP gross margin 58.5% compared to 58.2% in Q2 last year
•	GAAP operating margin 7.4% compared to 6.4% in Q2 last year
•	Non-GAAP operating margin 14.9% compared to 13.1% in Q2 last year
•	Net cash provided by operating activities of $70.6 million
•	Free cash flow of $67.5 million
•	Repurchased 2.6 million shares for $49.8 million

President and CEO Ed Meyercord stated: “Extreme delivered another quarter of great results. The continued strength of subscription and accelerated product deliveries drove another quarter of double-digit year-over-year revenue growth. We are raising our FY23 revenue growth outlook to the high-end of our 10-15% range and expect this momentum to continue into FY24, as the supply chain environment continues to improve.”

“We feel confident in end customer demand. The majority of our bookings are with government, education, and healthcare sectors, where spending is more resilient. Our enhanced fabric and cloud subscription offerings are gaining traction in the marketplace. Finally, we have good visibility for the second half of year based on the strength of our sales funnel,” continued Meyercord.

Regarding the CFO transition that was announced separately, Meyercord added: “We are excited that our very talented SVP of Finance, Cristina Tate, will step into the role of interim CFO. We wish Rémi Thomas nothing but success in his new venture.”

Recent Key Highlights:

•

Extreme was named as a Leader by Gartner, Inc. for the fifth consecutive year in the Gartner® Magic Quadrant™ for Enterprise Wired and Wireless Local Access Network (LAN) Infrastructure.1 Extreme was cited for innovation around solutions like network fabric automation and digital twin. Extreme’s digital twin solution helps simplify staging, validation and deployment of switches and access points from the cloud and can help eliminate weeks or months associated with hardware deployments.

•

Extreme extended its roster of E-Rate eligible solutions. Now schools across the U.S. can buy Wi-Fi 6E access points, ExtremeCloud™ IQ and CoPilot, and ExtremeCloud SD-WAN bundles. These solutions enable public schools and libraries to modernize their infrastructure and improve the availability and performance of key applications to create a better learning experience for students.

•

Computerworld named Extreme one of its 2023 Best Places to Work in IT, which identifies top work environments for technology professionals. Extreme also ranked in the Top 10 lists for benefits, career development and hybrid work.

•

City, University of London deployed ExtremeCloud IQ and Wi-Fi 6 access points across its campus, enabling it to simplify network management, increase bandwidth to ensure students can access online learning materials and gather network insights on user activity and performance to help it continuously improve student experiences and drive operational efficiencies.

•

Chelsea and Westminster Hospital, a leading NHS Foundation Trust and teaching hospital, has to keep up with the many increasing demands on its network including bandwidth-heavy applications, telehealth visits and medical devices crucial for patient monitoring. With its new cloud-managed Wi-Fi 6E network, powered by ExtremeCloud IQ and the AP4000, the hospital can ensure connectivity for users, applications and devices across its clinical locations as well as best-in-class patient care.

1 Gartner Magic Quadrant for Enterprise Wired and Wireless LAN Infrastructure, December 21, 2022, Mike Toussaint, Christian Canales and Tim Zimmerman.

Gartner® and Magic Quadrant™ are registered trademarks and service marks of Gartner, Inc. and/or its affiliates in the US and internationally and are used herein with permission.

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest rating or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Fiscal Q2 2023 Financial Metrics:

(in millions, except percentages and per share information)

	GAAP Results
	Three Months Ended
	December 31, 2022	December 31, 2021	Change
Product	$223.4	$191.1	$32.3	17%
Service and subscription	94.9	89.8	5.1	6%
Total net revenue	$318.3	$280.9	$37.4	13%
Gross margin	57.1%	56.5%	0.6%	—
Operating margin	7.4%	6.4%	1.0%	—
Net income	$17.9	$13.3	$4.6	35%
Net income per diluted share	$0.13	$0.10	$0.03	30%

	Non-GAAP Results
	Three Months Ended
	December 31, 2022	December 31, 2021	Change
Product	$223.4	$191.1	$32.3	17%
Service and subscription	94.9	89.8	5.1	6%
Total net revenue	$318.3	$280.9	$37.4	13%
Gross margin	58.5%	58.2%	0.3%	—
Operating margin	14.9%	13.1%	1.8%	—
Net income	$36.5	$28.4	$8.1	29%
Net income per diluted share	$0.27	$0.21	$0.06	29%

•

Q2 ending cash balance was $202.5 million, an increase of $4.2 million from the end of Q1. This was primarily driven by operating cash flow generation of $70.6 million, partially offset by cash usage of $63.5 million for financing activities primarily for payments against our term loan and stock repurchases and cash usage of $3.1 million for investing activities for capital expenditures.

•	During Q2, we repurchased a total of 2.58 million shares of our common stock on the open market at a total cost of $49.8 million with a weighted average price of $19.32 per share.
•

Q2 accounts receivable balance was $152.1 million, a decrease of $6.6 million from the end of Q1 and an increase of $18.8 million from Q2 last year. Days sales outstanding was 44 days, a decrease of 5 days from Q1 and consistent with Q2 last year.

•

Q2 ending inventory was $63.8 million, an increase of $12.0 million from Q1 and an increase of $26.6 million from Q2 last year. The quarter-over-quarter and year-over-year increases were primarily driven by an increase in finished goods inventory.

•	Q2 ending gross debt** was $262.0 million, a decrease of $9.5 million from the end of Q1 and decrease of $60.9 million from Q2 last year. The decrease from Q2 last year resulted primarily from principal payments on our term loan. Q2 ending net debt*** was $59.5 million, a decrease of $13.7 million from $73.2 million in Q1.

Extreme uses the non-GAAP free cash flow metric as a measure of operating performance. Free cash flow represents GAAP net cash provided by operating activities, less purchases of property, plant and equipment.  Extreme considers free cash flow to be useful information for management and investors regarding the amount of cash generated by the business after the purchases of property, plant and equipment, which can then be used to, among other things, invest in Extreme’s business, make strategic acquisitions, and strengthen the balance sheet. A limitation of the utility of this non-GAAP free cash flow metric as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period. The following table shows non-GAAP free cash flow calculation (in thousands):

Free Cash Flow	Three Months Ended		Six Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Cash flow provided by operations	$70,603	$22,228	$120,337	$62,482
Less: Property and equipment capital expenditures	(3,132)	(3,243)	(6,271)	(6,653)
Total free cash flow	$67,471	$18,985	$114,066	$55,829

*SaaS ARR: Extreme uses SaaS annual recurring revenue (“SaaS ARR”) to identify the annual recurring revenue of ExtremeCloud™ IQ (XIQ) and other subscription revenue, based on the annualized value of quarterly subscription revenue and term-based licenses. We continue to refine our ARR methodology and have updated our Q1FY’23 ARR to $109.0 million from the $111.0 million reported last quarter. We believe that SaaS ARR is an important metric because it is driven by our ability to acquire new customers and to maintain and expand our relationships with existing customers. SaaS ARR should be viewed independently of revenue, deferred revenue and other U.S. GAAP accounting. SaaS ARR does not have a standardized meaning and therefore may not be comparable to similarly titled measures presented by other companies. SaaS ARR is not intended to be a replacement for forecasts of revenue.

**Gross Debt: Gross debt is defined as long-term debt and the current portion of long-term debt as shown on the balance sheet plus unamortized debt issuance costs, if any.

***Net Debt is defined as gross debt minus cash, as shown in the table below (in millions):

Gross debt	Cash	Net debt
$262.0	$202.5	$59.5

Business Outlook:

Extreme’s business outlook is based on current expectations. The following statements are forward-looking, and actual results could differ materially based on various factors, including market conditions and the factors set forth under “Forward-Looking Statements” below.

For its third quarter of fiscal 2023, ending March 31, 2023, the Company is targeting:

(in millions, except percentages and per share information)	Low-End	High-End
FQ3'23 Guidance – GAAP
Total net revenue	$315.0	$325.0
Gross margin	56.6%	58.6%
Operating expenses	$156.4	$161.4
Operating margin	6.9%	8.9%
Net income	$15.7	$23.0
Net income per diluted share	$0.12	$0.17
Shares outstanding used in calculating GAAP EPS	133.5	133.5
FQ3’23 Guidance – Non-GAAP
Total net revenue	$315.0	$325.0
Gross margin	58.0%	60.0%
Operating expenses	$140.1	$145.1
Operating margin	13.5%	15.3%
Net income	$31.1	$38.4
Net income per diluted share	$0.23	$0.29
Shares outstanding used in calculating non-GAAP EPS	133.5	133.5

The following table shows the GAAP to non-GAAP reconciliation for Q3 FY’23 guidance:

	Gross Margin Rate	Operating Margin Rate	Earnings per Share
GAAP	56.6% - 58.6%	6.9% - 8.9%	$0.12 - $0.17
Estimated adjustments for:
Amortization of product intangibles	0.7%	0.7%	0.02
Share-based compensation	0.4%	5.3%	0.13
Restructuring	—	0.1%	0.00
Amortization of non-product intangibles	0.3%	0.4%	0.01
Tax effect of non-GAAP adjustments	—	—	(0.04)
Non-GAAP	58.0% - 60.0%	13.5% -15.3%	$0.23 - $0.29

                The total of percentage rate changes may not equal the total change in all cases due to rounding.

Conference Call:

Extreme will host a conference call at 8:00 a.m. Eastern (5:00 a.m. Pacific) today to review the Second fiscal quarter results as well as the business outlook for the third quarter ending March 31, 2023, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the internet at http://investor.extremenetworks.com and a replay of the call will be available on the website for at least 7 days following the call. To access the call by phone, please go to this link (Extreme Networks Q2'23 Earnings Registration Link) and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

About Extreme:

Extreme Networks, Inc. (EXTR) creates networking experiences that enable all of us to advance. We push the boundaries of technology leveraging the powers of machine learning, artificial intelligence, analytics, and automation. Over 50,000 customers globally trust our end-to-end, cloud-driven networking solutions and rely on our top-rated services and support to accelerate their digital transformation efforts and deliver progress like never before. For more information, visit Extreme's website at https://www.extremenetworks.com/ or LinkedIn, YouTube, Twitter, Facebook or Instagram

Extreme Networks, ExtremeCloud, and the Extreme Networks logo, are trademarks of Extreme Networks, Inc. or its subsidiaries in the United States and/or other countries. Other trademarks shown herein are the property of their respective owners.

Non-GAAP Financial Measures:

Extreme provides all financial information required in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company is providing with this press release non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, net debt and non-GAAP free cash flow. In preparing non-GAAP information, the Company has excluded, where applicable, the impact of share-based compensation, acquisition and integration costs, amortization of intangibles, restructuring charges and the tax effect of non-GAAP adjustments.  The Company believes that excluding these items provides both management and investors with additional insight into its current operations, the trends affecting the Company, the Company's marketplace performance, and the Company's ability to generate cash from operations. Please note the Company’s non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information the Company presents should be considered in conjunction with, and not as a substitute for, the Company’s GAAP financial information.

The Company has provided a non-GAAP reconciliation of the results for the periods presented in this release, which are adjusted to exclude certain items as indicated.  These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company’s ongoing performance as a business. Extreme uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Forward-Looking Statements:

Statements in this press release, including statements regarding those concerning the Company’s business outlook and future operating metrics, financial and operating results, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date of this release. There are several important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, risks related to supply chain disruptions and component availability; the Company’s failure to achieve targeted financial metrics; a highly competitive business environment for network switching equipment and cloud management of network devices; the Company’s effectiveness in controlling expenses; the possibility that the Company might experience delays in the development or introduction of new technology and products; customer response to the Company’s new technology and products; risks related to pending or future litigation; macroeconomic and political and geopolitical factors, including the Russia/Ukraine conflict; a dependency on third parties for certain components and for the manufacturing of the Company’s products; and the impacts of COVID-19, and any worsening of the global business and economic environment as a result, on the Company’s business.

More information about potential factors that could affect the Company's business and financial results are described in “Management's Discussion and Analysis of Financial Condition and Results of Operations”

and “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2022, Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and other documents of the Company on file with the Securities and Exchange Commission (available at www.sec.gov).  As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and the Company’s financial condition and results of operations could be materially adversely affected. Except as required under the U.S. federal securities laws and the rules and regulations of the U.S. Securities and Exchange Commission, Extreme disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

###

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	December 31, 2022	June 30, 2022
ASSETS
Current assets:
Cash	$202,521	$194,522
Accounts receivable, net	152,050	184,097
Inventories	63,763	49,231
Prepaid expenses and other current assets	79,331	61,239
Total current assets	497,665	489,089
Property and equipment, net	45,711	49,578
Operating lease right-of-use assets, net	32,732	36,454
Intangible assets, net	22,984	32,515
Goodwill	393,495	400,144
Other assets	69,589	60,730
Total assets	$1,062,176	$1,068,510
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt, net of unamortized debt issuance costs of $2,181 and $2,276, respectively	$35,819	$33,349
Accounts payable	86,350	84,338
Accrued compensation and benefits	63,401	53,710
Accrued warranty	11,820	10,852
Current portion, operating lease liabilities	12,095	13,956
Current portion, deferred revenue	260,891	238,262
Other accrued liabilities	58,726	65,714
Total current liabilities	529,102	500,181
Deferred revenue, less current portion	184,723	163,357
Long-term debt, less current portion, net of unamortized debt issuance costs of $1,331 and $2,430, respectively	222,669	270,570
Operating lease liabilities, less current portion	30,275	33,256
Deferred income taxes	7,555	7,717
Other long-term liabilities	3,285	3,086
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value, issuable in series, 2,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 750,000 shares authorized; 142,137 and 139,742 shares issued, respectively; 129,080 and 129,263 shares outstanding, respectively	142	140
Additional paid-in-capital	1,139,416	1,115,416
Accumulated other comprehensive loss	(13,546)	(3,055)
Accumulated deficit	(903,556)	(934,072)
Treasury stock at cost, 13,057 and 10,479 shares, respectively	(137,889)	(88,086)
Total stockholders’ equity	84,567	90,343
Total liabilities and stockholders’ equity	$1,062,176	$1,068,510

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net revenues:
Product	$223,445	$191,102	$429,721	$376,263
Service and subscription	94,903	89,831	186,316	172,354
Total net revenues	318,348	280,933	616,037	548,617
Cost of revenues:
Product	103,587	90,933	203,350	171,877
Service and subscription	33,106	31,214	64,324	62,351
Total cost of revenues	136,693	122,147	267,674	234,228
Gross profit:
Product	119,858	100,169	226,371	204,386
Service and subscription	61,797	58,617	121,992	110,003
Total gross profit	181,655	158,786	348,363	314,389
Operating expenses:
Research and development	52,618	48,080	103,607	95,846
Sales and marketing	80,538	71,565	158,920	141,092
General and administrative	24,085	17,877	42,632	34,880
Acquisition and integration costs	—	2,113	390	3,623
Restructuring and related charges	476	292	957	571
Amortization of intangibles	504	804	1,027	1,958
Total operating expenses	158,221	140,731	307,533	277,970
Operating income	23,434	18,055	40,830	36,419
Interest income	889	83	1,281	193
Interest expense	(3,884)	(3,076)	(7,710)	(6,956)
Other income, net	138	72	509	243
Income before income taxes	20,577	15,134	34,910	29,899
Provision for income taxes	2,646	1,793	4,394	3,862
Net income	$17,931	$13,341	$30,516	$26,037

Basic and diluted income per share:
Net income per share – basic	$0.14	$0.10	$0.23	$0.20
Net income per share – diluted	$0.13	$0.10	$0.23	$0.20

Shares used in per share calculation – basic	130,465	129,403	130,377	128,863
Shares used in per share calculation – diluted	134,453	133,621	133,833	133,423

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	December 31, 2022	December 31, 2021
Cash flows from operating activities:
Net Income	$30,516	$26,037
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	9,983	10,233
Amortization of intangible assets	7,852	11,393
Reduction in carrying amount of right-of-use asset	6,240	7,778
Provision for doubtful accounts	102	14
Share-based compensation	31,185	21,777
Deferred income taxes	65	890
Non-cash interest expense	764	2,517
Other	(5,904)	(474)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	31,944	24,626
Inventories	(14,506)	(4,239)
Prepaid expenses and other assets	(6,557)	(34,215)
Accounts payable	2,164	(2,505)
Accrued compensation and benefits	9,170	(8,378)
Operating lease liabilities	(7,383)	(9,675)
Deferred revenue	28,776	17,785
Other current and long-term liabilities	(4,074)	(1,082)
Net cash provided by operating activities	120,337	62,482
Cash flows from investing activities:
Capital expenditures	(6,271)	(6,653)
Business acquisition, net of cash acquired	—	(69,517)
Net cash used in investing activities	(6,271)	(76,170)
Cash flows from financing activities:
Payments on debt obligations	(46,625)	(23,875)
Repurchase of common stock	(49,803)	(24,974)
Payments for tax withholdings, net of proceeds from issuance of common stock	(7,183)	(7,729)
Payment of contingent consideration obligations	—	(816)
Deferred payments on an acquisition	(2,000)	(2,000)
Net cash used in financing activities	(105,611)	(59,394)

Foreign currency effect on cash	(456)	(264)

Net increase (decrease) in cash	7,999	(73,346)

Cash at beginning of period	194,522	246,894
Cash at end of period	$202,521	$173,548

Extreme Networks, Inc.

Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Extreme uses non-GAAP measures of certain components of financial performance.  These non-GAAP measures include non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, net debt and non-GAAP free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release.

Non-GAAP measures presented in this press release are not in accordance with or alternative measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies.  In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.  Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Extreme’s results of operations as determined in accordance with GAAP.  These non-GAAP measures should only be used to evaluate Extreme’s results of operations in conjunction with the corresponding GAAP measures.

Extreme believes these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance stockholder value.  In addition, because Extreme has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.

For its internal planning process, and as discussed further below, Extreme's management uses financial statements that do not include share-based compensation expense, acquisition and integration costs, amortization of intangibles, restructuring charges, and the tax effect of non-GAAP adjustments.  Extreme’s management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.

As described above, Extreme excludes the following items from one or more of its non-GAAP measures when applicable.

Share-based compensation. Consists of associated expenses for stock options, restricted stock awards and the Company’s Employee Stock Purchase Plan.  Extreme excludes share-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing cash requirement related to its operating results. Extreme expects to incur share-based compensation expenses in future periods.

Acquisition and integration costs. Acquisition and integration costs consist of specified compensation charges, software charges, and legal and professional fees related to the acquisition of Ipanema.  Extreme excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

Amortization of intangibles. Amortization of intangibles includes the monthly amortization expense of intangible assets such as developed technology, customer relationships, trademarks and order backlog.  The amortization of the developed technology and order backlog are recorded in cost of goods sold, while the amortization for the other intangibles is recorded in operating expenses.  Extreme excludes these expenses since they result from an intangible asset and for which the period expense does not impact the operations of the business and are non-cash in nature.

Restructuring charges. Restructuring charges primarily consist of severance costs for employees which have no benefit to continuing operations and impairment of right-of-use assets, long-lived assets and other charges related to excess facilities. Extreme excludes restructuring expenses since they result from events that occur outside of the ordinary course of continuing operations.

Tax effect of non-GAAP adjustments. We calculate our non-GAAP provision for income taxes in accordance with the SEC guidance on non-GAAP Financial Measures Compliance and Disclosure Interpretation.  We have assumed our U.S. federal and state net operating losses would have been fully consumed by the historical non-GAAP financial adjustments, eliminating the need for a full valuation allowance against our U.S. deferred tax assets which, consequently, enables our use of research and development tax credits.  The non-GAAP tax provision consists of current and deferred income tax expense commensurate with the non-GAAP measure of profitability using our blended U.S. statutory tax rate of 24.2%.

Non-GAAP provision for income taxes may be higher or lower depending on the level and jurisdictional mix of pre-tax income and available U.S. research and development tax credits.  As of the tax year ended June 30, 2022, we have U.S. federal net operating loss carryforwards of $184.4 million, state net operating loss carryforwards of $162.8 million and net operating loss carryforwards for the Irish holding Company of $8.9 million.  These amounts will be reflected in our requisite tax filings for each jurisdiction for the tax year ended June 30, 2022. We anticipate utilization of a portion of these net operating losses in each of the jurisdictions for the tax year ended June 30, 2023; however, we do not expect to pay substantial cash taxes in the U.S. in the near term due to our net operating loss carryforwards.  Over the near term, most of our cash taxes will continue to be mainly driven by the tax expense of our foreign subsidiaries which amounts have not historically been significant, with the exception of the Company’s Indian subsidiary which performs research and development activities, as well as the Company’s Irish operating company subsidiary which fully utilized available net operating loss carryforwards during the tax year ended June 30, 2021.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except percentages and per share amounts)

(Unaudited)

Revenues	Three Months Ended		Six Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Revenues – GAAP	$318,348	$280,933	$616,037	$548,617

Non-GAAP Gross Margin	Three Months Ended		Six Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Gross profit – GAAP	$181,655	$158,786	$348,363	$314,389
Gross margin – GAAP percentage	57.1%	56.5%	56.5%	57.3%
Adjustments:
Share-based compensation expense, Product	499	303	873	613
Share-based compensation expense, Service and subscription	966	351	1,638	713
Amortization of intangibles, Product	2,388	3,317	5,161	7,771
Amortization of intangibles, Service and subscription	815	815	1,629	1,630
Total adjustments to GAAP gross profit	$4,668	$4,786	$9,301	$10,727
Gross profit – non-GAAP	$186,323	$163,572	$357,664	$325,116
Gross margin – non-GAAP percentage	58.5%	58.2%	58.1%	59.3%

Non-GAAP Operating Income	Three Months Ended		Six Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
GAAP operating income	$23,434	$18,055	$40,830	$36,419
GAAP operating income percentage	7.4%	6.4%	6.6%	6.6%
Adjustments:
Share-based compensation expense, cost of revenues	1,465	654	2,511	1,326
Share-based compensation expense, R&D	3,962	2,664	7,052	5,122
Share-based compensation expense, S&M	5,910	3,860	10,549	7,435
Share-based compensation expense, G&A	6,059	4,155	11,073	7,894
Acquisition and integration costs	—	2,113	390	3,623
Restructuring charges	476	292	957	571
Litigation charges	2,324	—	2,324	—
Amortization of intangibles	3,707	4,936	7,817	11,359
Total adjustments to GAAP operating income	$23,903	$18,674	$42,673	$37,330
Non-GAAP operating income	$47,337	$36,729	$83,503	$73,749
Non-GAAP operating income percentage	14.9%	13.1%	13.6%	13.4%

Non-GAAP net income	Three Months Ended		Six Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
GAAP net income	$17,931	$13,341	$30,516	$26,037
Adjustments:
Share-based compensation expense	17,396	11,333	31,185	21,777
Acquisition and integration costs	—	2,113	390	3,623
Restructuring charge, net of reversal	476	292	957	571
Litigation charges	2,324	—	2,324	—
Amortization of intangibles	3,707	4,936	7,817	11,359
Tax effect of non-GAAP adjustments	(5,354)	(3,580)	(9,622)	(6,980)
Total adjustments to GAAP net income	$18,549	$15,094	$33,051	$30,350
Non-GAAP net income	$36,480	$28,435	$63,567	$56,387

Earnings per share
GAAP net income per share – diluted	$0.13	$0.10	$0.23	$0.20
Non-GAAP net income per share – diluted	$0.27	$0.21	$0.47	$0.42

Shares used in net income per share – diluted:
GAAP Shares used in per share calculation – basic	130,465	129,403	130,377	128,863
Potentially dilutive equity awards	3,988	4,218	3,456	4,560
GAAP and Non-GAAP shares used in per share calculation – diluted	134,453	133,621	133,833	133,423